Exhibit 3.1

AMENDMENT NO. 2
TO THE
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
TWC HOLDING LLC

This Amendment No. 2 (this “Amendment”) to the Limited Liability Company Operating Agreement of TWC Holding LLC, a Delaware limited liability company (the “Company”), is entered into and shall be effective as of April 11, 2005, by and among The Veritas Capital Fund II, L.P., a Delaware limited partnership (“Veritas”), and the Persons listed as Additional Class B Members on the signature page hereof (the “Newly Admitted Members”).

WHEREAS, the Company was formed pursuant to that certain Limited Liability Company Operating Agreement dated as of June 30, 2004 among Veritas and certain named employees of the Wornick Group, as amended by Amendment No. 1 to the Limited Liability Company Operating Agreement dated as of August 18, 2004 among Veritas and the Members named therein (collectively, the “Operating Agreement”); and

WHEREAS, Veritas and the Newly Admitted Members desire to amend the Operating Agreement to reflect (i) the elimination of the Class B Membership Interests of Larry L. Rose and Keith Frase by reason of the termination of their employment by the Wornick Group and (ii) the admission of the Newly Admitted Members;

NOW, THEREFORE, in consideration of the mutual agreements made herein, Veritas and the Newly Admitted Members hereby agree to amend the Operating Agreement as follows:

1.             Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Operating Agreement.

2.             Effective as of the date of this Amendment, the Newly Admitted Members are hereby admitted to the Company as Additional Class B Members.

3.             Schedule A and Schedule B to the Operating Agreement are hereby amended in the forms annexed hereto to reflect (i) the elimination of the Class B Membership Interests of Larry L. Rose and Keith Frase by reason of the termination of their employment by the Wornick Group, (ii) the admission of the Newly Admitted Members as Additional Class B Members and (iii) the resulting changes to the Class A Percentage Interests of all Class A Members.

4.             All other terms of the Operating Agreement shall remain in full force and effect and by their execution of this Amendment, the Newly Admitted Members make the representations and warranties set forth in Section 5.2 of the Operating Agreement and agree to be bound by all of the terms and conditions of the Operating Agreement applicable to the Members.

5.             This Amendment may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

2

IN WITNESS WHEREOF, each of Veritas and the Newly Admitted Members has executed this Amendment as of the date first above written.

THE VERITAS CAPITAL FUND II, L.P.

By:	/s/ Robert B. McKeon
Authorized Signatory

ADDITIONAL CLASS B MEMBERS:

/s/ Michael M. Thompson
Michael M. Thompson

/s/ Don Leifer
Don Leifer

3

SCHEDULE A

Class A Members	Capital Contribution	Percentage of Class A Interests	Class A Percentage Interest

The Veritas Capital Fund II, L.P. 660 Madison Avenue New York, New York 10021 Attn: Robert B. McKeon	$35,500,000	94.6667%	88.3950%

Larry L. Rose 3900 North 10th Street, Suite 910 McAllen, TX 78501	$650,000	1.7333%	1.6185%

Keith Frase The Wornick Company Right Away Division P.O. Box 55 McAllen, Texas 78505-0055	$400,000	1.0667%	0.9960%

Jon Geisler The Wornick Company 10825 Kenwood Road Cincinnati, Ohio 45242	$400,000	1.0667%	0.9960%

Humberto Cavazos The Wornick Company Right Away Division P.O. Box 55 McAllen, TX 78505-0055	$150,000	0.4000%	0.3735%

Michael Hyche The Wornick Company Right Away Division P.O. Box 55 McAllen, TX 78505-0055	$100,000	0.2667%	0.2490%

A-1

Class A Members	Capital Contribution	Percentage of Class A Interests	Class A Percentage Interest

Kevin Mooi The Wornick Company 10825 Kenwood Road Cincinnati, Ohio 45242	$100,000	0.2667%	0.2490%

John Kowalchik The Wornick Company 10825 Kenwood Road Cincinnati, OH 45242-2811	$100,000	0.2667%	0.2490%

Lealan Westfield The Wornick Company Right Away Division P.O. Box 55 McAllen, TX 78505-0055	$100,000	0.2667%	0.2490%

	$37,500,000	100.0000%	93.3750%

A-2

SCHEDULE B

Class B Members	Class B Percentage Interest

Michael M. Thompson The Wornick Company 10825 Kenwood Road Cincinnati, Ohio 45242	2.500%

Jon Geisler The Wornick Company 10825 Kenwood Road Cincinnati, Ohio 45242	1.500%

Humberto Cavazos The Wornick Company Right Away Division P.O. Box 55 McAllen, TX 78505-0055	0.500%

Michael Hyche The Wornick Company Right Away Division P.O. Box 55 McAllen, TX 78505-0055	0.375%

Kevin Mooi The Wornick Company 10825 Kenwood Road Cincinnati, Ohio 45242-2811	0.375%

John Kowalchik The Wornick Company 10825 Kenwood Road Cincinnati, OH 45242-2811	0.375%

Lealan Westfield The Wornick Company Right Away Division P.O. Box 55 McAllen, TX 78505-0055	0.375%

B-1

Class B Members	Class B Percentage Interest

Don Leifer The Wornick Company 10825 Kenwood Road Cincinnati, Ohio 45242-2811	0.250%

General Barry R. McCaffrey BR McCaffrey Associates LLC 2900 South Quincy Street, Suite 300A Arlington, VA 22206	0.125%

Admiral Joseph W. Prueher 126 Pinewood Road Virginia Beach, VA 23451	0.125%

Admiral Leighton W. Smith, Jr. 17 Barons Drive Pinehurst, NC 28374	0.125%

6.625%

B-2